SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                      of the Securities Exchange Act of 1934
                               (Amendment No. ___)

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [ ]
   Check the appropriate box:
   [ ]  Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(a)(2))
   [X]  Definitive Proxy Statement
   [ ]  Definitive Additional Materials
   [ ]  Soliciting Material Pursuant to  240.14a-11(c) or  240.14a-12

                       Great American Financial Resources, Inc.
                 (Name of Registrant as Specified In Its Charter)
                    Great American Financial Resources, Inc.
                    (Name of Person(s) Filing Proxy Statement)
   Payment of Filing Fee (Check the appropriate box):
   [X]  No fee required.
   [ ]  Fee computed on table below  per Exchange Act Rules 14a-6(i)(4)  and 0-
        11.

        1)   Title of each class of securities to which transaction applies:

        2)   Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        4)   Proposed maximum aggregate value of transaction:

   [ ] Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by
   Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)   Amount Previously Paid:

        2)   Form, Schedule or Registration Statement No.:

        3)   Filing Party:

        4)   Date Filed:

                     GREAT AMERICAN FINANCIAL RESOURCES, INC.
                              250 East Fifth Street
                             Cincinnati, Ohio  45202



                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                            To Be Held on May 23, 2001





   To Our Stockholders:

        You are invited to attend the Annual Meeting of Stockholders of Great American Financial Resources, Inc. ("GAFRI" or the "Company"). The meeting will be held in the Filson Room of the Cincinnatian Hotel, Sixth and Vine Streets, Cincinnati, Ohio at 10:00 A.M. Eastern Time on Wednesday, May 23, 2001.

        The purposes of the meeting are:

        1.   To elect seven directors;

        2. To approve an amendment to the Company's 1994 Stock Option Plan to increase the maximum number of options to be granted from 3,000,000 to 4,000,000.

        3. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on March 23, 2001 are entitled to receive notice of and to vote at the meeting or any adjournment thereof.

        You are invited to be present at the meeting so that you can vote in person. Whether or not you plan to attend the meeting, stockholders can vote their shares (i) via a toll free telephone call in the U.S. and Canada, or (ii) by mailing a signed proxy form, which is the bottom portion of the enclosed perforated form. If you do attend the meeting, you may either vote by proxy or revoke your proxy and vote in person. You may also revoke your proxy at any time before the vote is taken at the meeting using any voting method offered when casting the proxy being revoked, including written revocation, telephone system or by submitting a later-dated proxy form.




                                           Carl H. Lindner
                                           Chairman of the Board

   Dated:  March 23, 2001

                                 PROXY STATEMENT

                     GREAT AMERICAN FINANCIAL RESOURCES, INC.

                          ANNUAL MEETING OF STOCKHOLDERS

                                   MAY 23, 2001



                                   INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of GAFRI for use at the Annual Meeting of Stockholders to be held at 10:00 A.M. on Wednesday, May 23, 2001, and any adjournment thereof (the "Annual Meeting"). The Company will pay the cost of soliciting proxies.

        The  approximate  mailing   date  of  this  Proxy   Statement  and  the
   accompanying proxy form is April 20, 2001.

   Outstanding Voting Securities of GAFRI

        Holders of record of the common stock, $1.00 par value per share, of GAFRI (the "Common Stock") at the close of business on March 23, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. At the Record Date, 42,304,030 shares of Common Stock were issued and outstanding.

        Holders of Common Stock are entitled to one vote per share on each matter to be voted on at the Annual Meeting.

   Principal Stockholders

        As of the Record Date, the only person known to the Company to own beneficially more than 5% of GAFRI's Common Stock was American Financial Group, Inc. and its subsidiaries ("AFG"), One East Fourth Street, Cincinnati, Ohio 45202, which beneficially owned 35,059,995 shares, or approximately 82.9% of the shares outstanding as of the Record Date.

        Carl H. Lindner, Carl H. Lindner III, S. Craig Lindner, Keith E. Lindner and trusts for the benefit of them and their families (collectively the "Lindner Family"), the beneficial owners of approximately 48% of AFG's voting stock, share voting and dispositive power with AFG with respect to the shares of GAFRI Common Stock owned by AFG. AFG and the Lindner Family may be deemed to be controlling persons of GAFRI.

   Action to be Taken at the Meeting

        All shares represented by a properly executed and unrevoked proxy (including shares voted by telephone) will be voted at the Annual Meeting or any adjournments thereof in accordance with the directions of the holder. Unless a contrary direction is indicated, such shares will be voted for the seven nominees for director named herein and for Proposal No. 2.

        Should any of the nominees for election as a director become unable to stand for election, which is not anticipated, the proxy holders will vote for the election of such other person as the Board of Directors may recommend.

                        PROPOSAL 1:  ELECTION OF DIRECTORS

   Nominees for Director

        Directors will be elected to hold office until the next annual meeting and until their successors are elected and qualified.

        The number of directors to be elected at the Annual Meeting is seven. The seven directors so elected will, upon such election, constitute the entire Board of Directors.

        In  accordance  with  GAFRI's Certificate  of  Incorporation,  the only candidates eligible for election at the Annual Meeting are candidates nominated by the Board of Directors and candidates nominated at the meeting by a stockholder who has complied with the procedures set forth in the Certificate of Incorporation.

        The persons nominated by the Board of Directors to serve as directors for the ensuing year are CARL H. LINDNER, S. CRAIG LINDNER, ROBERT A. ADAMS, RONALD G. JOSEPH, JOHN T. LAWRENCE III, WILLIAM R. MARTIN and RONALD
   W. TYSOE. See "MANAGEMENT" for information relating to the nominees. The seven nominees receiving the highest numbers of votes will be elected as directors.

        THE  BOARD  OF  DIRECTORS RECOMMENDS  THAT  STOCKHOLDERS  VOTE FOR  THE
   ELECTION OF THE SEVEN NOMINEES LISTED ABOVE.   THE COMPANY HAS BEEN INFORMED
   THAT AFG INTENDS TO VOTE ITS SHARES FOR THE ABOVE NOMINEES.


                    PROPOSAL 2:  APPROVAL OF AMENDMENT TO THE
                           GAFRI 1994 STOCK OPTION PLAN


        GAFRI s 1994 Stock Option Plan, as amended (the "1994 Stock Option Plan"), provides for the grant of both incentive stock options ("Incentive Stock Options") and non-qualified stock options ("Nonqualified Stock Options") to certain officers and key management personnel ("Key Employees").

        On May 16, 2000, the Board of Directors adopted a proposal to increase the number of shares of GAFRI Common Stock obtainable upon exercise of options granted under the 1994 Stock Option Plan from 3,000,000 to 4,000,000, subject to stockholder approval. Of such 4,000,000 shares, approximately 730,000 options to purchase shares remain available for grant. The Board of Directors believes that options to purchase additional shares of GAFRI Common Stock should be made available for grant under the 1994 Stock Option Plan and is seeking stockholder approval of the increase in the number of shares obtainable upon exercise of such options from 3,000,000 to 4,000,000.

   Purpose of the Plan

        The purpose of the 1994 Stock Option Plan is to promote the interests of GAFRI and its stockholders by providing a means for selected Key Employees of GAFRI and its subsidiaries to acquire a propriety interest in GAFRI, thereby strengthening GAFRI's ability to attract capable management personnel and provide an inducement for Key Employees to remain employed by GAFRI or its subsidiaries and to perform at their maximum levels.

   Eligibility

        Options under the 1994 Stock Option Plan may be granted to Key Employees of GAFRI and its subsidiaries.

   Securities to be Utilized

        As discussed above, the maximum number of shares of GAFRI Common Stock for which options may be granted under the 1994 Stock Option Plan is currently 4,000,000 (subject to antidilution provisions). Shares delivered by GAFRI pursuant to the exercise of options may be authorized but unissued shares of Common Stock, previously acquired treasury shares or a combination thereof. Shares subject to options which expire or are terminated shall again be available for the granting of other options under the 1994 Stock Option Plan.

   Plan Administration and Termination

        The 1994 Stock Option Plan is administered by the Organization and Policy Committee (the "Committee"). Each member of the Committee must be an "outside director," as such term is defined in the Internal Revenue Code of 1986, as amended (the "Code"), or rules promulgated thereunder and a "Non-Employee Director" as defined in Rule 16b-3(b) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). The Board of Directors, unless the Board of Directors delegates such authority to the Committee, has the ability to amend the 1994 Stock Option Plan at any time without further stockholder approval unless such amendment would cause the 1994 Stock Option Plan to cease to satisfy any applicable conditions of Rule 16b-3 promulgated under the Exchange Act. Unless earlier terminated, the 1994 Stock Option Plan will continue in effect until March 2, 2004.

   Price, Exercise Period and Vesting of Options

        The Committee determines the exercise price for options granted under the 1994 Stock Option Plan. The exercise price for a Nonqualified Stock Option may be less than the Fair Market Value per Share but must not be less than the par value per share of Common Stock (the "Par Value"). The exercise price for an Incentive Stock Option must not be less than the greater of (1) 100% of the Fair Market Value per share of Common Stock on the date of grant or (2) the Par Value. The Fair Market Value of the Common Stock is the closing price of GAFRI Common Stock on the New York Stock Exchange Composite Tape for the most recent day of trading.

        Generally, twenty percent of the shares underlying an option will become exercisable upon the first anniversary of the date of grant, and twenty percent vest on each anniversary thereafter. On March 23, 2001, the last reported sales price of the Common Stock on the New York Stock Exchange Composite Tape was $18.09.

        Payment for shares purchased upon exercise of an option must be made in cash. The Committee, however, may permit payment by (1) delivery of shares of GAFRI Common Stock already owned by the optionee having a Fair Market Value equal to the cash option price of the shares; (2) a combination of share delivery and cash payment or (3) any other method.

   Federal Income Tax Consequences

        Incentive Stock Options. GAFRI intends that certain of the options granted under the 1994 Stock Option Plan will qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Assuming that the options are so qualified, the tax consequences of the grant, exercise and transfer of stock pursuant to the option will vary depending on whether certain holding period requirements are met.

        An optionee does not recognize any taxable income at the time of the grant. If an optionee acquiring stock pursuant to an incentive stock option does not dispose of the stock until the later of one year after the transfer of the stock to the optionee and at least two years from the date of grant of the option, then, subject to the alternative minimum tax rules discussed below, there will be no tax consequences to the optionee or GAFRI when the incentive stock option is exercised. This tax treatment is not applicable if the optionee exercises the option more than three months after his or her employment ends.

        If stock acquired upon exercise of an option is sold by the optionee and the holding period requirements described in the preceding paragraph have not been met, the federal income tax consequences to the optionee and GAFRI will be as follows: first, the optionee will be required to report, on his or her federal income tax return for the year in which the sale occurs, additional compensation income equal to the difference between the Fair Market Value of the stock at the time of exercise of the option and the purchase price at which the stock was acquired (GAFRI will generally be entitled to a compensation deduction in an equivalent amount). Next, for purposes of determining gain or loss upon sale of the stock an amount equal to this compensation income will be added to the exercise price of the stock and the total will be the optionee's adjusted basis of the stock. Gain or loss will be determined, based upon the difference between the optionee's adjusted basis of the stock and the net proceeds of the sale, and the optionee will be required to report such gain or loss as long-term or short-term (depending on how long the optionee held the stock) capital gain or loss on his or her federal income tax return for the year in which the sale occurs.

        Although an optionee who receives an Incentive Stock Option under the 1994 Stock Option Plan realizes no taxable income when the optionee receives or exercises the Incentive Stock Option, the difference between the Fair Market Value of the stock on the date of exercise and the exercise price results in an adjustment in computing alternative minimum taxable income for purposes of Sections 55 et. seq. of the Code, which may trigger alternative minimum tax consequences for optionees. Any alternative minimum tax that is payable may ultimately be credited against taxes owed upon disposition of the stock.

        Nonqualified Options. GAFRI may also grant Nonqualified Options under the 1994 Stock Option Plan. In general, there will be no tax consequences to the optionee or the Company when the option is granted if the option does not have a readily ascertainable fair market value. Upon exercise of the option, the optionee will be required to report, on his or her federal income tax return for the year in which the exercise occurs, additional compensation income equal to the difference between the Fair Market Value of the stock at the time of exercise of the option and the exercise price
   (GAFRI will generally be entitled to a compensation deduction in an equivalent amount).

        The foregoing is only a summary of the federal income tax rules applicable to options granted under the 1994 Stock Option Plan and is not intended to be complete. In addition, this summary does not discuss the effect of the income or other tax laws of any state or foreign country in which a participant may reside.

        The Board of Directors recommends that stockholders vote FOR the proposal to approve the amendment to the GAFRI 1994 Stock Option Plan to increase the number of shares of GAFRI Common Stock obtainable upon exercise of options from 3,000,000 to 4,000,000. The Company has been informed that AFG intends to vote its shares FOR approval of the amendment to the GAFRI 1994 Stock Option Plan.

                                    MANAGEMENT



        The directors and executive officers of GAFRI are:

                                                               Director or
                                                               Officer
   Name                Age*     Position                       Since

   Carl H. Lindner      81      Chairman of the Board          1987

   S. Craig Lindner     45      Chief Executive Officer        1993
                                and President, Director

   Robert A. Adams      55      Vice Chairman                  1992

   Ronald G. Joseph     64      Director                       1994

   John T. Lawrence III 49      Director                       1994

   William R. Martin    71      Director                       1994

   Ronald W. Tysoe      47      Director                       1999

   Charles R. Scheper   48      Chief Operating Officer        1999

   John B. Berding      38      Executive Vice President,      1993
                                 Investments

   Keith A. Jensen      49      Executive Vice President       1997

   William J. Maney     51      Executive Vice President,      1993
                                  Treasurer and Chief
                                  Financial Officer

   Mark F. Muething     41      Executive Vice President,      1993
                                  General Counsel and
                                  Secretary

   Richard L. Magoteaux 40      Vice President                 1996

   Christopher P.
   Miliano              42      Vice President, Controller     1993
                                  and Assistant Treasurer




   * As of March 1, 2001

        Carl H. Lindner has been Chairman of the Board since 1987. Until November 1999, Mr. Lindner also served as Chief Executive Officer of the Company. Mr. Lindner also serves as Chairman of the Board and Chief Executive Officer of AFG, a diversified financial services company, and Chairman of the Board of Chiquita Brands International, Inc., a leading international marketer, producer and distributor of bananas and other quality fresh and processed food products. AFG owns a substantial beneficial interest (approximately 36%) in Chiquita. He also serves as a director of American Financial Corporation ("AFC"), all of the Common Stock of which is owned by AFG. Carl H. Lindner is the father of S. Craig Lindner.

        S. Craig Lindner was elected Chief Executive Officer of GAFRI in November 1999. Prior thereto, he served as President and a director of GAFRI since March 1993. Mr. Lindner is President and has during the past five years been Senior Executive Vice President of American Money Management Corporation ("AMM"), a subsidiary of AFG which provides investment services for AFG and its affiliated companies, including GAFRI. He is also Co-President and a director of AFG and AFC.

        Robert A. Adams was elected Vice Chairman of GAFRI in November 1999. Prior thereto, he served as Executive Vice President and Chief Operating Officer of the Company since December 1992 and a director since 1993.

        Ronald G. Joseph has been a director of GAFRI since March 1994. For more than five years, Mr. Joseph has been Chief Executive Officer and attorney of various Cincinnati-based automobile dealerships and real estate holdings.

        John T. Lawrence III has been a director of GAFRI since March 1994. Mr. Lawrence has been a Senior Vice President with PaineWebber Incorporated, a national investment banking firm, since January 1993.

        William R. Martin has been a director of GAFRI since March 1994. Although currently retired, Mr. Martin was previously President of both Tominy, Inc. and M.B. Computing, Inc., which are privately held software development companies. Mr. Martin is also a director of AFG and AFC.

        Ronald W. Tysoe has been a director of GAFRI since February 1999. For more than five years, Mr. Tysoe has been Vice Chairman of Federated Department Stores, Inc. ("Federated"). From April 1990 until October 1997, Mr. Tysoe also served as the Chief Financial Officer of Federated. Mr. Tysoe also serves as a director of E. W. Scripps Company.

        Charles R. Scheper was elected Chief Operating Officer of GAFRI in November 1999. In May 1999, Mr. Scheper was elected a Group President of GAFRI. Beginning in January 1998, Mr. Scheper was employed by the Company serving in various capacities. For more than five years prior thereto, Mr. Scheper served as the President of Pioneer Financial Services, Inc.

        John B. Berding was elected Executive Vice President of GAFRI in May 1999. Prior thereto, he served as Senior Vice President - Investments of GAFRI since March 1993. During the past five years, he has also been a Vice President and effective January 1996 a Senior Vice President of AMM.

        Keith  A. Jensen was  elected Executive Vice President  of GAFRI in May
   1999. Prior thereto, he served as Senior Vice President of GAFRI since February 1997. Prior thereto, for more than five years he was a partner with Deloitte & Touche LLP, an independent accounting firm.

        William J. Maney was elected Executive Vice President, Treasurer and Chief Financial Officer of GAFRI in May 1999. Prior thereto, he served as Senior Vice President, Treasurer and Chief Financial Officer of GAFRI for over five years.

        Mark F. Muething was elected Executive Vice President, General Counsel and Secretary of GAFRI in May 1999. Prior thereto, he served as Senior Vice President, General Counsel and Secretary of GAFRI for over five years.

        Richard L. Magoteaux was elected Vice President of GAFRI in May 1996. Prior thereto, for more than five years he was a Senior Manager with Ernst & Young LLP, an independent accounting firm.

        Christopher P. Miliano was elected Vice President and Controller of GAFRI in February 1995 and Assistant Treasurer in February 1997. Prior thereto, he served as an Assistant Vice President of GAFRI (since June 1993) and as a Director of Accounting and Corporate Reporting of AFC (from October 1989 to June 1993).

   Holdings of Management

        Information concerning GAFRI's Common Stock beneficially owned by each director and executive officer and all directors and executive officers as a group as of March 1, 2001, is shown in the following table:

                            Amount and Nature of
                                 Beneficial
             Name               Ownership(a)(l)       Percent of Class

   Robert A. Adams               486,812 (b)           1.1%
   Ronald G. Joseph               45,644                *
   John T. Lawrence III           23,633                *
   Carl H. Lindner            35,059,995 (c)          82.9
   S. Craig Lindner           35,167,768 (c)(d)       83.1
   William R. Martin              20,638                *
   Ronald W. Tysoe                 5,855                *
   Charles R. Scheper             85,959 (e)            *
   John B. Berding               136,995 (f)            *
   Keith A. Jensen                91,251 (g)            *
   William J. Maney              133,107 (h)            *
   Mark F. Muething              141,153 (i)            *
   Richard L. Magoteaux           21,419 (j)            *
   Christopher P. Miliano         46,578 (k)            *
   All Directors and
   Executive Officers as
   a Group (14 persons)       36,406,812              84.3%

   * Less than 1%

   (a) Unless otherwise indicated, the persons named have sole voting and dispositive power over the shares listed opposite their names. The amounts listed include the following number of shares which may be acquired pursuant to options which are exercisable within 60 days of the date hereof: Mr. Adams - 322,887, Mr. Joseph - 10,091, Mr. Lawrence - 10,091, Mr. Martin - 10,091, Mr. Tysoe - 4,600, Mr.
        Scheper - 55,000, Mr. Berding - 112,640, Mr. Jensen - 87,000, Mr. Maney
        -  113,716, Mr.  Muething  - 96,636,  Mr.  Magoteaux -  16,968 and  Mr.
        Miliano - 32,092.

   (b) Includes 4,379 shares allocated to Mr. Adams's account in the Great American Financial Resources, Inc. Employee Stock Ownership Retirement Plan ("ESORP"), 40,475 share equivalents allocated to Mr. Adams's account in the Great American Financial Resources, Inc. Deferred Compensation Plan ("Deferred Compensation Plan") and 254 shares held by Mr. Adams's minor children.

   (c) Messrs. Carl H. Lindner and S. Craig Lindner may be deemed to own beneficially the shares set forth under "Principal Stockholders" for AFG, of which Mr. Carl Lindner is Chairman of the Board and a principal shareholder and Mr. S. Craig Lindner is a director, officer and principal shareholder.

   (d) Includes 44,100 shares held by his spouse as custodian or as trustee for their minor children and 42,330 shares which are held in a trust for the benefit of their minor children for which Keith E. Lindner acts as trustee with voting and dispositive power.

   (e) Includes 325 shares allocated to Mr. Scheper's account in the ESORP and 30,634 share equivalents allocated to Mr. Scheper's account in the Deferred Compensation Plan.

   (f) Includes 463 share equivalents allocated to Mr. Berding's account in the Deferred Compensation Plan.

   (g) Includes 4,251 share equivalents allocated to Mr. Jensen's account in the Deferred Compensation Plan.

   (h) Includes 4,380 shares allocated to Mr. Maney's account in the ESORP and 10,036 share equivalents allocated to Mr. Maney's account in the Deferred Compensation Plan.

   (i) Includes 3,310 shares allocated to Mr. Muething's account in the ESORP and 16,458 share equivalents allocated to Mr. Muething's account in the Deferred Compensation Plan.

   (j) Includes 1,204 shares allocated to Mr. Magoteaux's account in the ESORP and 1,623 share equivalents allocated to Mr. Magoteaux's account in the Deferred Compensation Plan.

   (k)  Includes 3,359 shares allocated to Mr. Miliano's account in the ESORP.

   (l) Messrs. Joseph, Lawrence, Carl H. Lindner, S. Craig Lindner, Martin, Berding and Miliano also beneficially own; 51,000; 4,000; 2,511,684; 5,252,812; 42,858; 14,308 and 10 shares, respectively,
        of common  stock of  AFG.   Mr.  Martin also  beneficially owns  40,126
        shares of AFC preferred stock.

   Committees and Meetings of the Board of Directors

        GAFRI's Board of Directors held five meetings and took action in writing on one occasion in 2000.

        Audit  Committee.   The  Audit  Committee  consists  of three  members:
   William R. Martin (Chairman), John T. Lawrence III and Ronald W. Tysoe, none of whom is an officer or employee of GAFRI or any of its subsidiaries. The Committee's functions include: recommending to the Board of Directors the firm to be appointed as independent accountants to audit the financial statements of GAFRI and its subsidiaries and to provide other audit-related services and recommending the terms of such firm's engagement; reviewing the scope and results of the audit with the independent accountants; reviewing with management and the independent accountants GAFRI's interim and year-end operating results; reviewing the adequacy and implementation of the internal accounting and auditing procedures of GAFRI; and reviewing the non-audit services to be performed by the independent accountants and considering the effect of such performance on the accountants' independence. The Audit Committee held six meetings in 2000.

        Executive Committee. The Executive Committee consists of three members: S. Craig Lindner (Chairman), Carl H. Lindner and Robert A. Adams. The Committee is generally authorized to exercise the powers of the Board of Directors between meetings of the Board of Directors, except that the Committee's authority does not extend to certain fundamental matters, such as: amending the By-laws of GAFRI; filling vacancies in the Board of
   Directors; declaring a dividend; electing or removing the Company's principal officers; adopting or approving a plan of merger, consolidation or sale of a substantial portion of the Company's assets; dissolution or reorganization of GAFRI or establishing or designating any class or series of GAFRI stock (or fixing or determining the relative rights and preferences thereof). The Executive Committee did not meet in 2000.

        Organization and Policy Committee. The Organization and Policy Committee consists of two members: Ronald G. Joseph and John T. Lawrence
   III, neither of whom is an officer or employee of GAFRI or any of its subsidiaries. The Committee's functions include: reviewing the duties and responsibilities of the Company's principal officers; reviewing and making recommendations to the Board of Directors with respect to the compensation of the Company's principal officers; reviewing the Company's compensation and personnel policies; administering bonus and stock option plans; reviewing and making recommendations to the Board of Directors with respect to employee retirement policies; and supervising, reviewing and reporting to the Board of Directors on the performance of the management committee responsible for the administration and investment management of the Company's pension and savings plans. The Committee also reviews and advises the Board of Directors with respect to the nomination of candidates for election to the Board of Directors. The Organization and Policy Committee met once in 2000.

   Compensation of Directors

        Officers of GAFRI do not receive any additional compensation for serving as members of the Board of Directors or any of its committees.
   Directors who are not employees of GAFRI receive an annual retainer of $30,000 for Board membership and an additional annual retainer of $5,000 for serving as Chairman of a Board Committee. Under GAFRI's Directors' Compensation Plan, non-employee directors will receive at least 50% of their retainers in Common Stock. In addition, directors who are not employees of GAFRI are paid a fee of $2,000 for attendance at each Board meeting, and $1,500 for attendance at each committee meeting. All directors are reimbursed for expenses incurred in attending board and committee meetings.

          Pursuant to the Directors' Stock Option Plan, each March 1, each non-employee director receives a stock option to purchase 3,000 shares of GAFRI Common Stock, with an exercise price based on the average market price of GAFRI Common Stock for the ten trading days preceding the grant date. Each new non-employee director will receive an option to purchase 10,000 shares of GAFRI Common Stock, with an exercise price based on the average market price of GAFRI Common Stock for the ten trading days preceding the date of election as a director.

   Compensation of Executive Officers

        The following table sets forth information concerning the annual and long-term compensation for services in all capacities to GAFRI and its subsidiaries for the three years ended December 31, 2000 paid to the chief executive officer and the other four most highly compensated executive officers of GAFRI.



                            SUMMARY COMPENSATION TABLE

                                                       Long-Term
                                                       Compen-
                        Annual Compensation            sation

                                            Other      Securities   All
   Name and                                 Annual     Under-       Other
   Principal                                Compen-    lying        Compen-
   Position        Year  Salary    Bonus    sation(b)  Options      sation(c)


   S. Craig
   Lindner         2000  $447,693     --     $   763       --            --
   Chief Executive 1999  $336,346  $227,550  $   700       --            --
   Officer and     1998  $313,846  $275,000  $ 1,197       --            --
   President

   Charles R.
   Scheper         2000  $446,366  $225,000  $ 2,314    100,000      $25,000
   Chief Operating 1999  $223,153  $114,000  $ 1,534     50,000      $ 7,321
   Officer (a)

   Robert A. Adams 2000  $354,000     --     $18,680       --        $25,000
   Vice Chairman   1999  $542,000  $331,200  $58,912       --        $30,000
                   1998  $530,000  $418,000  $55,723     40,000      $30,000

   William J.
   Maney           2000  $235,500  $100,000  $ 6,046     15,000      $17,310
   Executive Vice  1999  $234,135  $110,700  $17,791       --        $20,888
   President,      1998  $213,654  $114,000  $11,995     25,000      $20,271
   Treasurer and
   Chief Financial
   Officer

   Mark F.
   Muething        2000  $235,404  $114,570  $ 2,303     15,000      $16,280
   Executive Vice  1999  $229,789  $ 90,200  $ 4,045       --        $19,487
   President,      1998  $213,962  $ 95,000  $ 3,372     25,000      $17,698
   General Counsel
   and Secretary
__________________
(a)  Mr.  Scheper became  an Executive  Officer in  April, 1999.   Compensation
   amounts for Mr. Scheper reflect amounts for the entire year of 1999.

(b) The amounts listed under "Other Annual Compensation" for 2000 include the value of automobile and homeowners insurance coverage provided pursuant to the Executive Insurance Program and the premiums paid for group life coverage in excess of $50,000 per individual, respectively, for each person as follows: Mr. Scheper - $0 and $1,322, Mr. Adams - $6,530 and $3,414, Mr. Maney - $4,887 and $1,159, and Mr. Muething $1,378 and $501. The amounts for 2000 also include spousal travel reimbursement of $2,738 for Mr. Adams. The amounts for 1999 and 1998 for Mr. Adams also include an auto allowance of $14,400. The amounts for Messrs. Carl Lindner and S. Craig Lindner reflect premiums paid for group life coverage in excess of $50,000.

(c) Amounts listed under "All Other Compensation" for each of the named persons reflect amounts contributed to the GAFRI ESORP and GAFRI Auxiliary ESORP.

        Stock option grants for the year ended December 31, 2000, for the Executive Officers named in the Summary Compensation Table are as follows.

                           STOCK OPTION GRANTS IN 2000

                                                      Potential Realizable
                                                      Value at Assumed Annual
                                                      Rates of Stock Price
                                                      Appreciation for Stock
                      Individual Grants               Option Term(a)
                        % of
                        Total
                        Stock
                        Options
                        Granted to
               Stock    Employees
               Options  in Fiscal  Exercise  Expiration
   Name        Granted  Year       Price(b)  Date(c)      0%     5%      10%


   S. Craig
   Lindner        --       --        --         --        --      --      --

   Charles R.
   Scheper     100,000    15.2%     $15.00   3/17/2010    0  $943,342 $2,390,614

   Robert A.
   Adams          --       --        --         --        --      --      --

   William J.
   Maney        15,000     2.3%     $15.00   3/17/2010    0  $141,501   $358,592

   Mark F.
   Muething     15,000     2.3%     $15.00   3/17/2010    0  $141,501   $358,592
   __________

   (a) The Potential Realizable Value is calculated based on a market price for GAFRI Common Stock of $15.00 for the stock options granted on March 17, 2000.

   (b)    The  closing price  for  GAFRI Common  Stock  on March  17, 2000  was
          $15.00.

   (c) The stock options become exercisable to the extent of 20% on each of the first five anniversaries of the date of grant.

     The following table contains information on the value of unexercised options as of December 31, 2000:

                       AGGREGATED OPTION EXERCISES IN 2000
                      AND OPTION VALUES AT DECEMBER 31, 2000

                                            Number of          Value of
                                           Securities       Unexercised
                                           Underlying      In-the-Money
                                          Unexercised        Options at
                                           Options at       Fiscal Year
                                      Fiscal Year End           End (a)

                  Options      Value     Exercisable/      Exercisable/
   Name         Exercised   Realized(b) Unexercisable     Unexercisable


   S. Craig
    Lindner          --            --             --               --

   Charles R.
    Scheper          --            --   22,000/158,000      $0/$412,500

   Robert A.                                                $1,602,711/
    Adams          33,916     $178,059 322,887/129,201         $494,556

   William J.                                                 $493,582/
    Maney            --            --   110,716/61,429         $185,270

   Mark F.                                                    $393,237/
    Muething         --            --    93,636/57,159         $185,270
   __________

   (a) The Value of Unexercised In-the-Money Options at Fiscal Year End is calculated based on a market price for GAFRI Common Stock on December 31, 2000 of $19.13 per share. For options on which the exercise price is greater than $19.13 per share, the value is assumed to be -0-.

   (b) The value realized on the exercise of stock options is calculated by subtracting the exercise price from the market value of GAFRI Common Stock on the date of exercise.


   Audit Committee Report

        The Audit Committee is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The members of the Committee are William R. Martin (Chair), John T. Lawrence, III and Ronald W. Tysoe.

        The Audit Committee is comprised of independent directors and acts under a written charter first adopted and approved by the full Board of Directors in 2000. Each of the members of the Audit Committee is independent as defined by the New York Stock Exchange listing standards. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

        Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes. Additionally, the Audit Committee recommends to the Board and accounting firm to be engaged as the Company's independent accountants.

        In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

        The Company's independent accountants also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

        Based on the Committee's discussions with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended the Board of Directors include the audited consolidated financial statements in the company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.


                  The Audit Committee of the Board of Directors
                   of Great American Financial Resources, Inc.

                            William R. Martin (Chair)
                              John T. Lawrence, III
                                 Ronald W. Tysoe





   Organization and Policy Committee Report

        The Organization and Policy Committee of GAFRI's Board of Directors consists of two directors, neither of whom is an employee of GAFRI or any of its subsidiaries. The Committee's functions include reviewing and making recommendations to the Board of Directors with respect to the compensation of each officer of the Company whose annual base salary exceeds $200,000. As part of this function, the Committee reviews the compensation of all officers of the Company and its subsidiaries. GAFRI's cash compensation for executive officers for 2000 was comprised principally of annual base salaries and payments pursuant to the Corporate Bonus Plan. Stock options are granted to executive officers to provide long-term incentive based compensation. In determining compensation for executive officers, the Committee gives some consideration to the compensation paid to executive officers of companies engaged in similar lines of business.


        Annual Base Salaries. The Committee approves annual base salaries and salary increases for executive officers that are appropriate for their positions and levels of responsibilities.

   The Committee takes into consideration the Company's long-term performance in establishing annual base salaries for executive officers.

        Corporate Bonus Plan. Each of the named executive officers, other than Carl H. Lindner, was eligible to participate in the Corporate Bonus Plan. The Bonus Plan compensates participants based on the financial and operational performance of the Company. Under the Bonus Plan, the Organiza-tion and Policy Committee established a target bonus for each participant based on such person's duties and responsibilities with the Company and expected contributions during the year. The Committee also established premium, financial and operational goals for the Company. Based on the specific responsibilities of the participant, the Committee allocated a total of 100% among the premium, financial and operational goals. Based on the attainment of these goals, participants in the Bonus Plan could earn up to 125% of the target bonus amounts. The bonuses reported in the Summary Compensation Table for 2000 are amounts awarded to participating executive officers in the first quarter of 2001. As a result of the compensation philosophy applicable to S. Craig Lindner as detailed below, he did not receive a bonus for 2000 in order to maintain the equality of compensation paid to the Co-Presidents of AFG.

        Compensation of the Chief Executive Officer. In evaluating the base salary and bonus for the Chief Executive Officer, the Committee evaluates the duties and responsibilities while giving some consideration to the compensation paid to persons holding similar positions with other companies. The compensation paid to Mr. Lindner is impacted in large part by the compensation philosophy applicable to the Co-Presidents of American Financial Group, of which S. Craig Lindner is one. The annual base salary and bonuses received by the Co-Presidents from American Financial Group and its affiliates (including the Company) are virtually identical because the Compensation Committee of American Financial Group views them as working as a management team whose skills and areas of expertise complement each other.


        Stock Options. Stock options represent a performance-based portion of the Company's compensation system. The Committee believes that stockholders' interests are well served by aligning the interests of the Company's executive officers with those of stockholders by the grant of stock options. Incentive stock options are granted with an exercise price equal to the fair market value of GAFRI Common Stock on the date of grant and become exercisable at the rate of 20% per year. The Committee believes that these features provide executive officers with substantial incentives to maximize GAFRI's long-term success.

        Internal Revenue Code Section 162. Provisions of the Internal Revenue Code provide that compensation in excess of $1 million per year paid to the Chief Executive Officer as well as other executive officers listed in the compensation table will not be deductible unless the compensation is
   "performance based" and the related compensation is approved by stockholders. Section 162 was not considered by the Committee in determin-ing 2000 compensation.

                      The Organization and Policy Committee:
                   of Great American Financial Resources, Inc.

                                 Ronald G. Joseph
                               John T. Lawrence III





        Performance Graph. The following graph compares the cumulative total stockholder return on GAFRI Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500") and the Standard & Poor's Insurance (Life/Health) - 500 Index ("S&P Life") from the end of 1995 to the end of 2000. The graph assumes $100 invested on December 31, 1995 in GAFRI Common Stock, the S&P 500 and the S&P Life, including reinvestment of divi-dends. (The table below contains the data points used in the Performance Graph which appears in the printed Proxy Statement.)

                             PERFORMANCE GRAPH INDEX
                                   DECEMBER 31

                 1995      1996      1997      1998      1999      2000
   GAFRI         $100   $118.38   $185.21   $194.47   $153.14   $163.61
   S&P LIFE      $100   $122.96   $163.98   $210.85   $255.21   $231.98
   S&P 500       $100   $122.19   $152.79   $161.30   $138.71   $157.85

   Certain Transactions

         GAFRI and AMM, a wholly-owned subsidiary of AFG, are parties to an Investment Services Agreement pursuant to which AMM provides investment and custodial services to GAFRI's insurance subsidiaries in accordance with guidelines. GAFRI and its subsidiaries pay AMM an annual fee of .10% of total invested assets (as defined), provided that such fee does not exceed the actual cost to AMM of providing such services, and AMM is reimbursed for certain expenses. Investment expenses charged by AMM to GAFRI and its subsidiaries were $1.4 million in 2000. In connection with the purchase of GALIC by AAG, Great American Insurance Company ("GAI"), the former parent of GALIC and a wholly-owned subsidiary of AFG, agreed to neutralize the financial impact on GALIC of the adoption of an actuarial guideline that was under consideration at the time of the transaction. This actuarial guideline was subsequently adopted with an effective date of December 31, 1995. GAFRI and GAI have agreed that the financial impact of the actuarial guideline would be offset by reduction of investment management fees. The amount paid in 2000 reflects this adjustment.

        GAFRI, GALIC and certain of their subsidiaries are members of AFC's consolidated tax group. GAFRI and GALIC have separate tax allocation agreements with AFC which designate how tax payments are shared by members of the tax group. In general, these companies compute taxes on a separate return basis. GALIC is obligated to make payments to (or receive benefits from) AFC based on taxable income without regard to temporary differences. If GALIC's taxable income (computed on a statutory accounting basis) exceeds a current period net operating loss of GAFRI, the taxes payable by GALIC associated with the excess are payable to AFC. If the AFC tax group utilizes any of GAFRI's net operating losses or deductions that originated prior to 1993, AFC will pay to GAFRI an amount equal to the benefit received.

        During 2000, GAFRI and its subsidiaries which are included in the AFC consolidated tax group incurred income tax expense of $15.5 million.

        GAI leases office space in a building owned by GALIC in Cincinnati, Ohio, under a lease which expires in March 2009. GALIC recorded rental income of approximately $1 million from GAI in 2000. In 2000, GAFRI made payments of approximately $324,000 to Chiquita for the use of cafeteria and other facilities in Cincinnati, Ohio and for miscellaneous items. GAFRI received $171,000 from AFG and $107,000 from GAI relating to the sublease of office space in 2000.

        In July 1997, GAFRI and Carl H. Lindner purchased 49% and 51%, respectively, of the outstanding common stock of a newly incorporated entity formed to acquire the assets of a company engaged in the production of ethanol. GAFRI invested $4.9 million and Mr. Lindner invested $5.1 million; the asset purchase was completed in December 1997. In September 2000, this entity repurchased GAFRI's 49% interest for $7.5 million cash plus 219,000 shares of newly issued preferred stock. As a result of this transaction, GAFRI recognized a $17.7 million after-tax-gain. In December 2000, this entity acquired the 219,000 shares of preferred stock in exchange for $3 million cash plus a $18.9 million subordinated debenture bearing interest at 12 1/4% with scheduled repayments through 2005. GAFRI and GAI each had a 50% participation interest in a working capital credit facility under which the company may borrow up to $10 million at a rate of prime plus 3%. There were no borrowings outstanding under this facility in 2000. GAFRI's participation interest in this credit facility was terminated in connection with the sale of its common ownership in September 2000. In September 1998, GAFRI made a loan in the amount of $4 million to this company. This loan bears interest at the rate of 14% and matures in September 2008. The proceeds were used to pay a portion of a $6.3 million capital distribution, including $3.1 million to GAFRI and $3.2 million to Mr. Lindner.

        GALIC has a line of credit with American Heritage Holding Corporation, a Florida-based home builder which is 49% owned by AFG and 51% owned by brothers of Carl H. Lindner. Under this agreement, the company may borrow up to $8 million at 13% per annum, with interest deferred and added to principal. In January 2001, the maturity date of this loan was extended from March 31, 2001 to March 31, 2003. The highest outstanding balance owed to GALIC during 2000 and the balance at year-end 2000 was $6.7 million.

        GAFRI purchased various property and casualty insurance from GAI and paid approximately $205,000 in premiums in 2000.

        GAFRI  provided  various  information technology  services  to  GAI and
   billed approximately $569,000 in 2000.   GAFRI paid $8.3 million to AFG  for
   various information technology services in 2000.

   Proxies and Voting Procedures

        Voting. Registered stockholders can vote by using a toll-free telephone number, by completing a proxy form and mailing it to the proxy tabulator or by attending the Annual Meeting and voting in person. The Telephone voting facilities will close at 9:00 A.M. Eastern Standard Time on the Meeting date. The telephone voting procedures are designed to authenticate stockholders by use of a proxy control number and personal identification number ("PIN") to allow stockholders to confirm that their instructions have been properly recorded.

        Stockholders whose shares are held in the name of a broker, bank or other nominee should refer to their proxy card or the information forwarded by such other holder of record to see voting options are available to them.

        Proxy Form. To vote by telephone, stockholders should call [1-877-298-0570 or 579-6707] using any touch-tone telephone and have their proxy form ready. Stockholders will be asked to enter the proxy control number and PIN, then follow simple recorded instructions.

        To vote by mail, stockholders should complete and sign the bottom portion of the proxy form and return it to the proxy tabulator. If no instructions are specified on the proxy form, shares represented by the proxy will be voted for the seven nominees in Proposal No. 1 and for

   Proposal No. 2.

        The telephone voting facilities will close at 9:00 A.M. Eastern Standard Time on the Meeting date.

        Solicitation. Solicitation of proxies is being made by management at the direction of GAFRI's Board of Directors, without additional compensation, through the mail, in person and otherwise. The cost will be borne by GAFRI. In addition, GAFRI will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons, and GAFRI will reimburse them for their expenses in so doing.

        Revocation. The execution of a proxy does not affect the right to vote in person at the meeting, and a proxy may be revoked by the person giving it prior to the exercise of the powers conferred by it. A stockholder may revoke a proxy by communicating in writing to the Secretary of GAFRI at the Company's principal offices or by properly executing and delivering a proxy bearing a later date (including a telephone vote). In addition, persons attending the meeting in person may withdraw their proxies. Unless a proxy is revoked or withdrawn, the shares represented thereby will be voted or the votes withheld at the Annual Meeting or any adjournments thereof in the manner described in this Proxy Statement.

   Quorum and Vote Required for Approval

        The presence at the Annual Meeting, in person or by proxy, of the holders of at least a majority of the shares of GAFRI Common Stock outstanding at the Record Date shall constitute a quorum to consider Proposal 1 and 2. If a quorum does not attend the Annual Meeting, those stockholders who attend in person or by proxy may adjourn the meeting to such time and place as they may determine.

        The seven nominees receiving the highest number of votes will be elected as directors.

        Abstentions and broker non-votes will have no effect on any matter considered at the meeting.


   Independent Auditors

        The accounting firm of Ernst & Young LLP served as the Company's independent auditors for the fiscal year ended December 31, 2000. Ernst & Young LLP also serves as independent auditors for AFG and many of its affiliates. Representatives of that firm will attend the annual meeting and will be given the opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by stockholders. No auditor has yet been selected for the current year since it is generally the practice of AFG and its subsidiaries not to select independent auditors prior to the annual stockholders meeting.

        Fees paid to Ernst & Young LLP for the last annual audit were $495,000 and all other fees were $1,029,000, including audit related services of $324,000 and non-audit services of $705,000. Audit related services generally include fees for pension and statutory audits and accounting consultations.

   Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires GAFRI's officers, directors and persons who own more than ten percent of GAFRI's Common Stock to file reports of ownership with the Securities and Exchange Commission and to furnish GAFRI with copies of these reports. Based solely upon its review of reports received by it, or upon written representation from certain reporting persons that no reports were required, GAFRI believes that during fiscal 2000 all filing requirements were met.

   Nominations and Stockholder Proposals for 2002 Annual Meeting

        The  Organization  and  Policy   Committee  will  consider  stockholder
   suggestions for nominees for director. Suggestions for director consideration may be submitted to the Secretary of GAFRI at the Company's principal executive offices. Suggestions received by the Secretary's office by December 31 will be considered by the Committee for nomination at the next Annual Meeting of Stockholders. Stockholders may also make nominations for director by complying with the procedures described above under the caption "Nominees for Director."

        Other than the election of Directors, management knows of no other matters to be presented at the Annual Meeting upon which a vote may be taken. The Proxy Form used by the Company for the Annual Meeting typically grants authority to management's proxies to vote in their discretion on any matters that come before the Meeting as to which adequate notice has not been received. In order for a notice to be deemed adequate for the 2001 Annual Meeting, it must be received by February 20, 2002. In order for a proposal to be considered for inclusion in the Company's proxy statement for that Meeting, it must be received by December 3, 2001.


   Annual Report and Form 10-K Report

        An annual report for the year ended December 31, 2000 and financial and other information about the Company has previously been provided or is being concurrently provided to all stockholders.


        THE COMPANY WILL SEND, WITHOUT CHARGE, A COPY OF ITS 2000 ANNUAL REPORT ON FORM 10-K (EXCLUDING EXHIBITS), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, TO ANY STOCKHOLDER UPON WRITTEN REQUEST. REQUESTS SHOULD BE SENT TO MARK F. MUETHING, EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, P.O. BOX 120, CINCINNATI, OHIO 45201-0120.

   Cincinnati, Ohio
   March 23, 2001

                     GREAT AMERICAN FINANCIAL RESOURCES, INC.
                             Proxy for Annual Meeting

   Registration Name and Address


   The undersigned hereby appoints William J. Maney and Mark F. Muething, and each of them, proxies of the undersigned, each with the power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Great American Financial Resources, Inc. to be held on May 23, 2001 at 10:00 a.m., Eastern Time, and on such other matters as may properly come before the meeting and any adjournment of such meeting thereof.

   To vote by telephone, stockholders should call 1-877-298-0570 or 579-6707 using any touch-tone telephone and have their proxy card ready. Stockholders will be asked to enter their proxy control number and personal identification number ("PIN"), and then to follow simple recorded instructions.

   To vote by mail, stockholders should complete and sign this proxy form and return it to the proxy tabulator. If no instructions are specified on the proxy form, shares represented by the proxy will be voted for the seven nominees in Proposal No. 1.

   The telephone voting facilities will close at 9:00 a.m. Eastern Standard Time on the Meeting date.

       The Board of Directors recommends a vote FOR the following Proposal:

   1.   Election of Directors

        / /  FOR AUTHORITY to elect the     / /  WITHHOLD AUTHORITY to
          nominees listed below (except       vote for every nominee
          those whose names have been         listed below
          crossed out)

        Robert A. Adams     Ronald G. Joseph     John T. Lawrence III
        Carl H. Lindner     S. Craig Lindner     William R. Martin
        Ronald W. Tysoe

   2. Approval of an amendment to the Company's 1994 Stock Option Plan to increase the maximum number of options to be granted from 3,000,000 to 4,000,000.

        / /  FOR                 / /  AGAINST            / / ABSTAIN


   DATE: ______________, 2001    SIGNATURE: _____________________________

                                 SIGNATURE:___________________________________
                                (if held jointly) Important: Please sign exactly as name appears hereon indicating, where proper, official position or representative capacity. In case of joint holders, all should sign.

      This proxy when properly executed will be voted in the manner dictated herein by the above signed shareholder. If no direction is made, this proxy will be voted FOR the Proposal. If any further matters properly come before the meeting, such shares shall be voted on such matters in accordance with the best judgment of the proxy holders. This proxy form is designed to enable the shareholder to detach and mail the vote card without a return envelope. This is intended to reduce processing costs, to maintain confidentiality and to provide added shareholder convenience.

              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                    APPENDIX
                                        A

                          CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                   OF GREAT AMERICAN FINANCIAL RESOURCES, INC.


   Function

   The function of the Audit Committee is to review the Company s financial statements, accounting policies and internal controls. The Committee also provides for free and open communication between it and the Company s independent auditors, its internal auditors and its financial management. The Company s independent auditors are ultimately accountable to the Board of Directors and the Audit Committee.

   Composition

   The Board of Directors shall designate annually three or more directors to serve as the Audit Committee, with one member appointed as Chair of the Committee. Members of the Committee shall meet the independence requirements and other qualifications prescribed by the New York Stock Exchange.

   Authority

   In carrying out its responsibilities, the Audit Committee may conduct whatever inquiries relating to the Company s financial affairs, records, accounts, reports or activities as the Committee, in its discretion, deems desirable or as the Board of Directors may, from time to time, request.

   The  Committee will  be  provided  free and  open  access to  the  Company s independent auditors and the Company s internal auditing, financial management and legal counsel staffs and any other personnel required by the Committee in order for the Committee to review or investigate any matters which the Committee, in its discretion, considers appropriate for inquiry. The Committee may also employ, at the Company s expense, any outside experts, legal counsel or other personnel deemed by the Committee, in its collective judgment, to be reasonably necessary, and in the best interest of the Company and its shareholders, to enable the Committee to ably perform its duties and satisfy its responsibilities.

   Responsibilities

   The Audit Committee has the following responsibilities:

        1.   Select Independent Auditors and Review Scope of Audit

             (A) Recommend to the Board of Directors the selection of the Company s independent auditors to conduct the annual audit of the Company s consolidated financial statements. The Audit Committee shall have the authority and responsibility to evaluate and recommend the selection and, where appropriate, replacement of the independent auditors. The Board of Directors shall have the ultimate authority and responsibility to select and, where appropriate, replace the Company s independent auditors.

             (B) Review and discuss with the independent auditors the scope and timing of their audit, including the locations to be visited by the independent auditors and internal auditors.

             (C) Receive from the independent auditors on an annual basis a formal written statement to the Audit Committee and the Board of Directors delineating all relationships between the independent auditors and the Company and its affiliates; actively engage in a dialogue with the independent auditors concerning any disclosed relationships or services that may impact the objectivity and independence of the independent auditors; and recommend that the Board of Directors take action, if appropriate, in response to the independent auditors report to satisfy itself of the independent auditors independence.

        2.   Review Financial Statements and Audit Results

             (A) After completion of each annual audit, review the Company s annual financial statements and accounting policies with the Company s financial management and independent auditors.

             (B) After completion of each annual audit, recommend whether the audited financial statements should be included in the annual Form 10-K.

             (C) After completion of each annual audit, meet with the independent auditors to review the results of their examination, including their opinion and any related comments. Discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 (see summary below) relating to the conduct of the audit.

             (D) After completion of each annual audit, determine, through discussion with the independent auditors, that no restrictions were placed by management on the scope of their examination or its implementation and that there was a free exchange of information.

        3.   Review Quarterly and Annual Results

             (A)  Prior   to  release,  review  the  Company s  press  releases
        announcing quarterly and annual results of operations.

             (B) Prior to filing, review the Company s Annual Reports on Form 10-K and Quarterly Reports on Form 10-K.

        4.   Review Internal Accounting Controls

             (A) Review with the independent auditors and the Company s financial and internal audit management the adequacy and effectiveness of the Company s internal accounting controls and elicit any recommendations they may have for improvement.

             (B) Review, on a continuing basis, the Company s compliance with the Foreign Corrupt Practices Act of 1977.

             (C) Review the adequacy and implementation of the internal audit function, including a review of the scope and results of its program.

        5. Annual Reports. Annually report to the Board of Directors with respect to its activities. Provide the Audit Committee report that is required by federal securities laws to be included in the Company s proxy statement for its annual shareholders meeting. Prepare a report of the Audit Committee to be included in the Company s proxy statements for its annual shareholders meeting.

        6.   Review  Charter.   Annual  review the  adequacy  of the  Committee
   Charter.

                      Statement of Auditing Standards No. 61

        SAS No. 61 requires an independent auditor to communicate to the audit committee matters of significance related to the conduct of the audit such as the selection of and changes in accounting policies, the methods used to account for unusual transactions, the effect of accounting policies in controversial or emerging areas, the process used by management in formulating accounting estimates and the basis for the auditor s conclusions regarding the reasonableness of those estimates, adjustments arising from the audit, and disagreements with management over the application of accounting principles, the basis for management s accounting estimates and the disclosures in the financial statements.